Exhibit 10.3

AMENDMENT and WAIVER

TO THE

STOCK PURCHASE AGREEMENT

This Amendment and Waiver to the Stock Purchase Agreement (this “Amendment”) effective as of April 1, 2014, to the Stock Purchase Agreement referred to below is entered into by and among PSM Holdings, Inc., a Delaware corporation (the “Company”), LB Merchant PSMH-1 LLC, a Florida limited liability company (“PSMH-1”), and Riverview Group LLC (“Riverview” and collectively with PSMH-1, the “Purchasers”).

RECITALS

WHEREAS, the parties entered into that certain Stock Purchase Agreement dated as of February 4, 2013 (the “Original Stock Purchase Agreement”) between the Company and the Purchasers, pursuant to which PSMH-1 purchased Series A 6% Convertible Preferred Stock and Riverview purchased Series B 6% Convertible Preferred Shares from the Company;

WHEREAS, the parties hereto now wish to amend the Original Stock Purchase Agreement and the Purchasers are willing to grant a limited waiver of the Company’s compliance with certain terms of the Original Stock Purchase Agreement, all as set forth herein (as so amended and waived, the “Stock Purchase Agreement”);

WHEREAS, the Company is proposing to enter into a new stock purchase agreement (the “New Stock Purchase Agreement”) with various investors to raise operating funds for the Company through the sale of shares of Series C Preferred Stock and Series D Preferred Stock (as defined in the New Stock Purchase Agreement);

WHEREAS, pursuant to the terms of the Original Stock Purchase Agreement, certain of the terms proposed in the New Stock Purchase Agreement may conflict with or trigger certain events which would be detrimental to the transaction proposed in the New Stock Purchase Agreement;

WHEREAS, Section 8.5 of the Original Stock Purchase Agreement permits the parties thereto to amend the agreement and to waive any of the provisions thereof; and

WHEREAS, the Purchasers believe that the transaction contemplated by the New Stock Purchase Agreement would be in the best interests of the Company and would act to protect their interest in the Company and are therefore willing to enter into this Amendment to permit the transaction contemplated by the New Stock Purchase Agreement to proceed to closing.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

1.     DEFINITIONS. Reference is hereby made to the Original Stock Purchase Agreement for a statement of the terms thereof. All terms used in this Amendment which are used but not otherwise defined herein shall have the same meanings herein as set forth in the Stock Purchase Agreement.

2.     AMENDMENTS.

(a)     Amendments to Section 1.1 (Definitions). The following definitions in Section 1.1 of the Stock Purchase Agreement are amended or added to read as follows:

“Knowledge” shall mean, as it relates to the Company, the actual knowledge of Kevin Gadawski, in each case upon reasonable inquiry.

“Registrable Securities” means Series A Registrable Securities, Series B Registrable Securities, Series C Registrable Securities, and Series D Registrable Securities. Securities held by a Purchaser or its assigns shall no longer be deemed to be Registrable Securities at the time the amount of such Registrable Securities can be sold under Rule 144 within a three-month period without limitation as to the number of Registrable Securities held by the Purchaser or its assign pursuant to paragraph (e) of Rule 144.

“Series C Certificate of Designations” means the Certificate of Designations, Preferences and Rights filed with the Delaware Secretary of State on or about March 31, 2014, to authorize and establish the terms of 4,000 shares of Series C Preferred Stock.

“Series D Certificate of Designations” means the Certificate of Designations, Preferences and Rights filed with the Delaware Secretary of State on or about March 31, 2014, to authorize and establish the terms of 2,000 shares of Series B Preferred Stock.

“Series C Preferred Stock” means the Series C 6% Convertible Preferred Stock created pursuant to the Series C Certificate of Designations and as amended from time to time.

“Series D Preferred Stock” means the Series D 6% Convertible Preferred Stock created pursuant to the Series D Certificate of Designations and as amended from time to time.

“Series C Registrable Securities” means any Series C Conversion Shares, together with any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

“Series D Registrable Securities” means any Series D Conversion Shares, together with any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

(b)     Amendments to Section 5.4 (Registration Expenses). Section 5.4 of the Stock Purchase Agreement is amended to read as follows:

Registration Expenses. The Company shall pay (or reimburse the Holders of the Registrable Securities included in a Registration Statement for) all fees and expenses incident to the performance of or compliance with Article V of this Agreement, including without limitation (a) all registration and filing fees and expenses, including without limitation those related to filings with the SEC, any Trading Market and in connection with applicable state securities or Blue Sky laws, (b) printing expenses (including without limitation expenses of printing certificates for Registrable Securities and of printing Prospectuses requested by the Holders of the Registrable Securities included in a Registration Statement), (c) messenger, telephone and delivery expenses incurred by the Company, (d) fees and disbursements of counsel for the Company, (e) fees and expenses of all independent certified public accountants, underwriters (excluding commissions relating to sales of Registrable Securities) and other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, (f) all listing fees to be paid by the Company to the Trading Market, and (g) fees and disbursements of one counsel for the Holders of the Registrable Securities as a group in connection with the transactions contemplated by this Article V in which such Holders participate. In all events, the Purchasers shall be solely responsible for paying all brokerage fees, underwriter commissions or similar compensation relating to their sale of Registrable Securities, legal fees of counsel retained by any Holder of Registrable Securities other than the one counsel retained for the Holders of the Registrable Securities as a group pursuant to subsection (g) above, and any income taxes resulting from any such sale of Registrable Securities.

(c)     Amendments to Section 5.8 (Delay in Filing and Effectiveness of Registration Statements). Section 5.8 of the Stock Purchase Agreement is amended to read as follows:

Delay in Filing and Effectiveness of Registration Statements. In the event any Registration Statement is not filed and declared effective within the deadlines set forth in this ARTICLE V (whether the Registration Statement is selected for review by the SEC or not), after the date of the applicable deadline until such time as the applicable Registration Statement is declared effective, the Company shall pay to each Holder of Registrable Securities requesting registration under such Registration Statement an amount, as liquidated damages and not as a penalty, equal to 1.00% per month, of the aggregate Purchase Price paid by the Purchaser pursuant to this Agreement for any Registrable Securities then held by such Holder (pro rata on a 30-day basis for any portion of a calendar month). If the Holder shall be prohibited from selling Registrable Securities under a Registration Statement as a result of a Suspension of more than 60 consecutive days or Suspensions of more than 90 days in the aggregate in any 12-month period, then for each day on which a Suspension is in effect that exceeds the maximum allowed period for a Suspension or Suspensions, but not including any day on which a Suspension is lifted, the Company shall pay such Holder, as liquidated damages and not as a penalty, an amount equal to 1.00% per month, of the Purchase Price paid by the Purchaser for such Registrable Securities pursuant to this Agreement for any Registrable Securities then held by such Purchaser (pro rata on a 30-day basis for any portion of a calendar month). For purposes of this Section 5.8, a Suspension shall be deemed lifted on the date that notice that the Suspension has been lifted is delivered to the Purchaser pursuant to this Agreement. All liquidated damages under this Section 5.8 shall be payable monthly in cash, in arrears and shall be due within five (5) Business Days after the end of each calendar month, and any unpaid liquidated damages under this Section 5.8 shall bear interest at 1.50% per month. In no event shall the aggregate amount of such liquidated damages or interest thereon exceed 18.0% of the aggregate Purchase Price paid by the Purchaser pursuant to this Agreement for any Registrable Securities then held by the Holder. Such damages described in this Section 5.8 shall not be the exclusive remedy for the failure of the Registration Statement to be filed and declared effective or to maintain the effectiveness of the Registration Statement. Notwithstanding anything to the contrary in this Section 5.8, in no event shall a Suspension be deemed to have occurred under this Section 5.8 where such suspension is the result of any misstatement or omission of information regarding the Purchaser in the Registration Statement or any amendment or supplement thereto.

(d)     Addition of Section 5.10 (Registration Rights of Series B and Series C Preferred Stock). Section 5.10 is hereby added to the Stock Purchase Agreement to read as follows:

Registration Rights of Series A and Series B Preferred Stock. Notwithstanding any other provision in this Article V to the contrary, the registration rights of the holders of the Series A Preferred Stock and Series B Preferred Stock shall be pari passu with the registration rights of the holders of the Series C Preferred Stock and Series D Preferred Stock.

(e)     Addition of Section 5.11 (Shelf Registration). Section 5.11 is hereby added to the Stock Purchase Agreement to read as follows:

“5.11     Shelf Registration.

(a)     Shelf Requests. In addition to Holder’s Demand Registration and Piggyback Registration rights described above, if a Holder is deemed to be an affiliate of the Company, the Company shall prepare and file a shelf registration statement pursuant to Rule 415 of the Securities Act (the “Shelf Registration Statement”) on Form S-3 or any successor form thereto with the SEC as soon as practicable (but in no event later than thirty (30) calendar days after the Holder provides a written request (a “Shelf Request”) to the Company) covering the resale of all or a portion of the Holder’s Registrable Shares described in the Shelf Request. In the event that Form S-3 is unavailable for such a registration, the Company shall use such other appropriate form as is available for such a registration and is reasonably acceptable to the Holder. A Shelf Request shall specify the intended method of distribution of the Registrable Securities described in the Shelf Request. Upon the Company’s receipt of a Shelf Request, the Company shall give written notice of such Shelf Request to the other Holders of the Registrable Shares who were not included in the Shelf Request within ten (10) days following the Company’s receipt of the Shelf Request (“Shelf Notice”). The Shelf Notice shall include information concerning whether all, part, or none of the distribution is expected to be made by means of an underwriting, and, if more than one means of distribution is contemplated, the Company may require the Holders receiving the Shelf Notice to notify the Company of the means of distribution of their Registrable Securities to be included in the registration. If any Holder who did not submit the original Shelf Request desires to sell any Registrable Securities owned by such Holder, such Holder may elect to have all or any portion of its Registrable Securities included in the Shelf Registration Statement by notifying the Company in writing (a “Supplemental Shelf Request”) within twenty (20) days after receiving the Shelf Notice from the Company. The right of any Holder to include all or any portion of its Registrable Securities in the Shelf Registration Statement shall be conditioned upon the Company’s having timely received a Supplemental Shelf Request (which right shall be further conditioned to the extent provided in this Article V). Any Holder proposing to distribute its Registrable Securities through an underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.

(b)     Shelf Registration Procedures. The Company shall use its best efforts to have the Registration Statement declared effective by the SEC as soon as practicable, but in no event later than the date which is: (i) if the Registration Statement is not subject to a full review by the SEC, sixty (60) calendar days after the date of the Shelf Request, or (ii) if the Registration Statement is subject to a full review by the SEC, ninety (90) calendar days after the date of the Shelf Request (the “Shelf Filing Deadline”). Further, the Company shall:

(i)     file with the SEC in accordance with Rule 424 under the 1933 Act the final prospectus to be used in connection with sales pursuant to such Registration Statement by 9:30 a.m. New York time on the Business Day following the date that the Registration Statement has been declared effective by the SEC intended to permit each Holder to sell, at such Holder’s election, all or part of the Registrable Securities held by such Holder without restriction;

(ii)     use its reasonable best efforts to prepare and file with the SEC such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement continuously effective (subject to any suspension period(s)) pursuant to Rule 415 until the earlier of (A) the date as of which Holder may sell all of the Registrable Securities covered by the Shelf Registration Statement without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the 1933 Act or (B) the date on which Holder shall have sold all of the Registrable Securities covered by such Shelf Registration Statement (the “Required Period”); and

(iii)     use its reasonable best efforts to cause the resale prospectus to be supplemented by any required prospectus supplement; provided, that a registration pursuant to a Shelf Registration Statement shall not be deemed to have been effected unless it has been declared effective by the SEC and has remained effective for the Required Period; further provided, that if an offering of Registrable Securities pursuant to a Shelf Registration Statement is terminated by any stop order, injunction, or other order of the SEC or other governmental agency or court after the Shelf Registration Statement becomes effective, the Shelf Registration Statement will be deemed not to have been effected.

(c)     During the period of effectiveness of the Shelf Registration Statement, any participating Holder shall be entitled to sell all or part of the Registrable Securities registered on behalf of such Holder pursuant to the Shelf Registration Statement.”

(f)     Amendment to Section 6.1(b) (Restrictive Legend). Section 6.1(b) is hereby amended to read as follows:

“(b)     Restrictive Legend. The Purchasers agree to the imprinting, so long as is required by this Section 6.1(b), of a legend substantially in the following form on any certificate evidencing Securities:

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING, THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY SUCH SECURITIES.

Certificates evidencing Conversion Shares shall not be required to contain such legend or any other legend and will be freely tradable without any restrictions or limitations under applicable securities laws, rules and regulations: (i) while a Registration Statement covering the resale of such Conversion Shares is effective under the Securities Act; provided, that the Company’s counsel shall have delivered a legal opinion relating to the removal of legends upon a sale or transfer of such Conversion Shares, or (ii) following any sale of such Conversion Shares pursuant to Rule 144, or (iii) if such Conversion Shares are eligible for sale under Rule 144, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC). The Company shall take all actions, including, but not limited to, causing its counsel to issue the legal opinion included in the Transfer Agent Instructions to the Transfer Agent on the Registration Effective Date and to deliver any required legal opinions with respect to the removal of legends upon the sale or transfer of Conversion Shares, that are necessary to issue Conversion Shares that are freely tradable on the Eligible Market without restriction and not containing any restrictive legend without the need for any action by the Purchasers. Following the Registration Effective Date or at such earlier time as a legend is no longer required for certain Securities, the Company will no later than five (5) Trading Days following the delivery by a Purchaser to the Company of a legended certificate representing such Securities, use its reasonable best efforts to deliver or cause to be delivered to such Purchaser a certificate representing such Securities that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section. For so long as any Purchaser owns Securities, the Company will not effect or publicly announce its intention to effect any exchange, recapitalization or other transaction that effectively requires or rewards physical delivery of certificates evidencing the Common Stock.”

(g)     Amendment to Section 8.4(a) (Notices). The contact information for the Company set forth in Section 8.4(a) is amended to read as follows:

PSM Holdings, Inc.

5900 Mosteller Drive, Suite 3

Oklahoma City, OK 73112

Attn: Kevin Gadawski, CEO

Facsimile No. 405-753-1904

Email: kgadawski@wewalkyouhome.com

3.     LIMITED WAIVER.

(a)     Each of the Purchasers, severally and not jointly, hereby grants a limited waiver of relevant provisions of Section 5(e)(vii) of the Series A Certificate of Designations and the Series B Certificate of Designations (each as defined in the Original Stock Purchase Agreement), as applicable, to permit the conversion of short-term loans in the amount of $135,000 into shares Series C Preferred Stock without triggering any adjustments to the conversion price of the Series A or Series B Preferred Stock.

(b)     Each of the Purchasers, severally and not jointly, hereby grants a limited waiver of relevant provisions of Section 6 of the Series A Certificate of Designations and the Series B Certificate of Designations (each as defined in the Original Stock Purchase Agreement), as applicable, to the required Preemptive Rights Notice and to the preemptive right to purchase New Securities in connection with the sale of shares of Series C 6% Preferred Stock or Series D 6% Preferred Stock as set forth in the New Stock Purchase Agreement executed in connection with the offering of the New Securities.

(c)     Each of the Purchasers, severally and not jointly, hereby grants a sixty (60) day limited waiver of the Company’s obligations under Sections 6.4 and 7.2 of the Original Stock Purchase Agreement to maintain a reserve from its duly authorized shares of Common Stock for the issuance of the Conversion Shares which equal 130% of the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock and Series B Preferred Stock so that the Company may amend its Certificate of Incorporation to increase the number of authorized and unissued shares of Common Stock to be reserved for issuance upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock.

4.     EFFECTIVENESS. This Amendment shall become effective upon the Closing of the New Stock Purchase Agreement (as defined therein).

5.     GENERAL PROVISIONS.

(a)     The Company hereby confirms that each representation and warranty made by it under the Stock Purchase Agreement and the other Transaction Documents was true and correct when made as of the Closing Date, except to the extent that any such representation or warranty expressly related solely to an earlier date (in which case such representation or warranty was true and correct on and as of such earlier date), and that no default or any event that with the passage of time or giving of notice would constitute a default, has occurred or is continuing under the Stock Purchase Agreement or any other Transaction Document.

(b)     Except as amended hereby, each of the Stock Purchase Agreement and the other Transaction Documents shall continue to be, and shall remain, in full force and effect. Except as provided herein, this Amendment shall not be deemed (i) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Stock Purchase Agreement or (ii) to prejudice any right or rights which the Purchasers may now have or may have in the future under or in connection with the Stock Purchase Agreement or the other Transaction Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waiver to the Stock Purchase Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

PSM HOLDINGS, INC.
By: /s/ Kevin Gadawski Name: Kevin Gadawski Title: President and CEO

LB MERCHANT PSMH-1, LLC, a Florida

limited liability company

By: LB PSMH Manager, LLC, a Florida limited liability

company, its Manager

By: Littlebanc Advisors, LLC, a Florida

limited liability company, its Managing

Member

By:/s/ Michael Margolies

Name: Michael Margolies

Title: Managing Member

Riverview Group LLC
By:/s/ Larry Statsky Name:Larry Statsky Title: Authorized Signatory